UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 18, 2016
(Date of earliest event reported)

VIRGINIA NATIONAL BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-55117	46-2331578
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

404 People Place
Charlottesville, Virginia 22911
(Address of principal executive offices) (Zip Code)

(434) 817-8621
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Virginia National Bankshares Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders on May 18, 2016 (the “Meeting”). At the Meeting, the Company’s shareholders (1) elected each of the 8 persons listed below under Proposal 1 to serve as a director until the Company’s 2017 Annual Meeting of Shareholders; (2) approved, on an advisory basis, the Company’s executive compensation as disclosed in the proxy statement related to the Meeting; (3) approved, on an advisory basis, holding the advisory vote on the Company’s executive compensation every one year; and (4) ratified the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2016. The following tables summarize the results of the voting by the Company’s shareholders:

Proposal 1. Election of 8 directors to serve until the 2017 annual meeting of shareholders

		VOTES	BROKER
NOMINEES	VOTES FOR	WITHHELD	NON-VOTES
H.K. Benham, III	1,460,296.50	27,040.00	507,958.50
Steven W. Blaine	1,413,533.50	73,803.00	507,958.50
William D. Dittmar, Jr.	1,427,321.50	60,015.00	507,958.50
James T. Holland	1,478,708.50	8,628.00	507,958.50
Glenn W. Rust	1,452,426.00	34,910.50	507,958.50
Susan K. Payne	1,473,004.00	14,332.50	507,958.50
Gregory L. Wells	1,484,101.50	3,235.00	507,958.50
Bryan D. Wright	1,473,061.50	14,275.00	507,958.50

Proposal 2. Advisory (non-binding) approval of the Company’s executive compensation

	VOTES		BROKER
VOTES FOR	AGAINST	ABSTENTIONS	NON-VOTES
1,301,645.95	62,127.50	123,563.05	507,958.50

Proposal 3. Advisory (non-binding) approval of the frequency of the advisory vote on the Company’s executive compensation

EVERY	EVERY	EVERY		BROKER
1 YEAR	2 YEARS	3 YEARS	ABSTAIN	NON-VOTES
1,298,432.25	27,091.50	33,998.00	128,274.75	507,498.50

Proposal 4. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2016

	VOTES		BROKER
VOTES FOR	AGAINST	ABSTENTIONS	NON-VOTES
1,988,230.50	777.50	5,827.00	460

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Dated:	May 23, 2016	By:	/s/	Donna G. Shewmake
Donna G. Shewmake
Executive Vice President, General Counsel and Corporate
Secretary